PROXY

Global Internet Communications, Inc.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

______, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Rory O'Byrne and Colin Campbell, and each or either of them, attorneys and proxies with full power of substitution, to represent the shareholder on the reverse side of this proxy card to vote all shares of Common Stock, $.001 par value, of Global Internet Communications, Inc. (the "Company") held of record by the undersigned on ____, 2003, at the Special Meeting of Stockholders of the company to be held on ____, 2003 at the company's corporate offices, Suite 2305-1050 Burrard Street, Vancouver, British Columbia, Canada V6Z 2S3, at 11:00 a.m., and at any and all adjournments or postponements thereof, as herein specified upon the proposals listed herein and described in the Proxy Statement for the meeting and in his or her discretion upon any other matter that may properly come before the meeting. The Board of Directors has proposed the matters set forth on the reverse for the vote of the shareholders of the company.

THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

(CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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APPROVAL OF THE PROPOSALS WILL SIGNIFICANTLY REDUCE THE RIGHTS OF SHAREHOLDERS. THE APPROVAL OF THE PLAN OF CONVERSION IS CONDITIONAL UPON THE APPROVAL OF THE PROPOSED CHANGES TO THE COMPANY'S CONSTATING DOCUMENTS. THE COMPANY WILL NOT PROCEED WITH THE CONVERSION IF SHAREHOLDERS REJECT ANY OF THE PROPOSALS TO ADOPT THE PROVISIONS OF THE BYLAWS.

Please mark your votes as indicated.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 THROUGH 6 .

1. To approve the Plan of Conversion.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

2. To grant our management the discretionary authority to adjourn the special meeting in accordance with our amended bylaws to a later date so that additional proxies in favor of the conversion proposal may be solicited.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

3. To approve adoption of Section 3.8 of GIC Nevada's bylaws extending the time under which an unrevoked proxy is valid.

The Nevada Revised Statutes provide that no unrevoked proxy appointment form will be valid after six months from the date of its execution unless otherwise expressly provided in the appointment form. The effect of Section 3.8 is to extend to eleven months from the date of its execution the time under which an unrevoked proxy appointment form will be valid.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

4. To approve adoption of Section 3.10 of GIC Nevada's bylaws reducing the quorum requirements.

Nevada Revised Statutes provide that a majority of the voting power present in person or by proxy constitutes a quorum at any meeting of the shareholders. The effect of Section 3.10 is to reduce to five per cent of the voting power present in person or by proxy necessary to constitute a quorum.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

5. To approve adoption of Section 4.12 of GIC Nevada's bylaws reducing the number of shareholder votes required to remove a director.

The Nevada Revised Statutes calls for no less than two-thirds shareholder vote for the removal of any director or the entire board of directors. The effect of Section 4.12 is to reduce this requirement to a majority only.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

6. To approve adoption of Section 9 of GIC Nevada's bylaws granting GIC Nevada broader powers to indemnify directors, officers, employees and agents.

The effect of Section 9 is to significantly broaden GIC Nevada's authority to indemnify and hold harmless directors, officers, employees, or agents, against all expense, liability and loss actually or reasonably incurred or suffered by such person as a result of their involvement in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, or investigative. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and will inure to the benefit of his or her heirs and personal representatives.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

Dated: _______________ , 2003

IMPORTANT: Please sign your name or names exactly as stenciled on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, EACH holder should sign.

Signature

Signature

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MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID

ENVELOPE.

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